                                                                    EXHIBIT 23.3

REED SMITH LLP

                                                     Princeton Forrestal Village
                                                     136 Main Street - Suite 250
NANETTE W. MANTELL                                      Princeton, NJ 08540-7839
Direct Phone: 609.514.8542                                          609.987.0050
Email: nmantell@reedsmith.com                                   Fax 609.951.0824

                                  June 7, 2006

Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, NW
Washington, DC 20549

     Re: DUSA Pharmaceuticals, Inc. ("DUSA")
         Registration Statement - Form S-3

Gentlemen:

     We consent to the reference to our firm's name under the heading "Legal Matters" in DUSA's registration statement on Form S-3 pursuant to the Securities Act of 1933, as amended, which is being filed with the Securities and Exchange Commission in connection with the registration of up to 2,396,245 shares of the Company's common stock, without par value.

                                        Very truly yours,


                                        /s/ Reed Smith LLP

                                        REED SMITH LLP

NWM

      LONDON - NEW YORK - LOS ANGELES - SAN FRANCISCO - WASHINGTON, D.C. -
                       PHILADELPHIA - PITTSBURGH - OAKLAND

   MUNICH - PRINCETON - FALLS CHURCH - WILMINGTON - NEWARK - MIDLANDS, U.K. -
                       CENTURY CITY - RICHMOND - LEESBURG

                                  reedsmith.com

      Steven J. Picco - Office Administrative Partner - A Limited Liability
                   Partnership formed in the State of Delaware